SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 14, 1999


               Exact Name of
Commission     Registrant as                       IRS Employer    Registrants'
File           Specified in its    State of        Identification  Telephone
Number         Charter             Incorporation   Number          Number

-------------  ------------------  --------------  --------------- ------------

001-14786      CMP Group, Inc.     Maine           01-0519429      207 623-3521

1-5139         Central Maine       Maine           01-0042740      207 623-3521
                  Power Company


                      83 Edison Drive, Augusta, Maine 04336
               (Address of principal executive offices) (zip code)


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Item 1 through Item 4.  Not applicable.


Item 5.  Other Events.

         On June 14, 1999, CMP Group, Inc. (the "Company") and Energy East Corporation, a New York holding company which is an energy delivery, products and services company doing business in New York, Massachusetts, Maine and New Hampshire ("Energy East"), and EE Merger Corp., a Maine corporation that is a wholly-owned subsidiary of Energy East, entered into an Agreement and Plan of Merger, dated as of June 14, 1999 (the "Merger Agreement"), providing for a merger transaction among the Company, Energy East and EE Merger Corp. The Merger Agreement and the press release issued in connection with the Merger Agreement are filed herewith as Exhibits 10 and 99 respectively, and are incorporated herein by reference. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

         Pursuant to the Merger Agreement, EE Merger Corp. will merge with and into the Company (the "Merger"), with the Company being the surviving corporation and becoming a wholly-owned subsidiary of Energy East. The Merger, which was unanimously approved by the respective boards of directors of the Company, Energy East and EE Merger Corp., is expected to occur shortly after all of the conditions to the consummation of the Merger, including the receipt of required regulatory and shareholder approvals, are satisfied. The Company expects that decisions of regulatory agencies can be obtained within 12 months.

         Under the terms of the Merger Agreement, each outstanding share of the Company's common stock, $5.00 par value per share (the "Company Common Stock"), other than any treasury shares or shares owned by any subsidiary of the Company, Energy East or any subsidiary of Energy East, will be converted into the right to receive $29.50 in cash (the "Merger Consideration"). Pursuant to the Merger Agreement, approximately $957 million in cash will be paid to holders of shares of Company Common Stock, with additional payments being made to holders of stock options and performance shares awarded under the Company's performance incentive plans.

         The Board of Directors of the Company has received an opinion from its financial advisor, Warburg Dillon Read LLC, to the effect that as of the date of the Merger Agreement, the Merger Consideration to be received is fair from a financial point of view to the holders of Company Common Stock.

         The Merger is subject to certain customary closing conditions, including without limitation, the receipt of the required approval of the Company's shareholders and of all necessary governmental approvals and the making of all necessary governmental filings. Approvals of the Maine Public Utilities Commission, the Connecticut Department of Public Utility Control, the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, the Federal Energy Regulatory Commission, the Nuclear

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Regulatory Commission and the Federal Communications Commission are necessary.
Filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of the associated waiting period are also required. A meeting of the Company's shareholders to vote on the Merger will be convened as soon as practicable and is expected to be held in the third quarter of 1999.

         The Merger Agreement contains certain covenants of the parties pending the consummation of the Merger. Generally, unless the parties have otherwise agreed with respect to specified business activities, the Company and its subsidiaries must carry on their respective businesses in the ordinary course consistent with past practice and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill. The Company is permitted to declare and pay its regular quarterly dividends, but may not increase dividends or issue or repurchase any capital stock. The Merger Agreement contains other restrictions or limitations on the Company's activities, including amendments of its Articles of Incorporation or bylaws, acquisitions and dispositions of assets, capital expenditures, incurrence of indebtedness, modification of employee compensation and benefits, changes in accounting methods, discharge of liabilities, and matters relating to the Company's investment in NorthEast Optic Network, Inc.

         The Merger Agreement prevents the Company and its subsidiaries from initiating, soliciting or encouraging any inquiry or offer that constitutes or may reasonably be expected to lead to any alternative business combination proposal, or engaging in discussions or negotiations with or providing any confidential information to any third party relating to an alternative proposal. The Company must notify Energy East of any such inquiry, offer or proposal. Prior to the time of any approval by the Company's shareholders of the Merger Agreement, the Company may enter into discussions or negotiations with a third party that were not initiated, solicited or encouraged by the Company and furnish confidential business information to such third party if (i) the Company gives Energy East at least two business days' prior notice, (ii) the third party has made an alternative proposal that is financially superior to the terms of the Merger and the proposal can be financed, (iii) the Company's Board of Directors concludes, based on the advice of outside counsel, that failure to engage in such discussions or negotiations or provide such information could constitute a breach of fiduciary duty, (iv) the Company provides Energy East a reasonable opportunity to respond to the alternative proposal, and (v) the Company executes a confidentiality agreement with the third party. Upon five days' prior notice to Energy East, the Company may terminate the Merger Agreement to accept a superior alternative proposal upon paying a termination fee of $33.5 million plus expenses, except that prior to any such termination, the Company must negotiate with Energy East to attempt to make adjustments in the terms and conditions of the Merger Agreement that would enable the transactions contemplated therein to proceed.

         On the consummation of the Merger, the Company's President and Chief Executive Officer David T. Flanagan, and two current directors of the Company will be elected as members of the Board of Directors of Energy East. At that

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time, Mr. Flanagan will become President of Energy East, and Arthur W. Adelberg, who serves as Executive Vice President of the Company, will become Senior Vice President and Chief Financial Officer of Energy East. Sara J. Burns, who currently serves as President of Central Maine Power Company ("Central Maine"), the Company's principal subsidiary, will continue serving as President of Central Maine after consummation of the Merger. F. Michael McClain, the
Company's Vice President, Corporate Development, will serve as the President of one or more subsidiaries after the Merger becomes effective.

         In addition to the circumstances described above, the Merger Agreement may be terminated by mutual consent of the parties; by either party if the Merger is not consummated by June 14, 2000, with an automatic six-month extension if all required statutory approvals have not been obtained by June 14, 2000 but all other conditions to closing have been satisfied; by either party if the approval of the Company's shareholders is not obtained at a special meeting of the shareholders; by either party if any state or federal law, regulation or order that is adopted or issued has the effect of prohibiting the Merger; or by a non-breaching party for an uncured material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement. Upon termination of the Merger Agreement by a party for a non-willful breach, the breaching party must reimburse the non-breaching party up to $10 million of out-of-pocket fees and expenses incurred in connection with the Merger Agreement or the Merger. In addition to recovery of such out-of-pocket fees and expenses, a non-breaching party may pursue all available legal remedies in the event of a willful breach of the Merger Agreement by the other party.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits

          10 Agreement and Plan of Merger by and among CMP Group, Inc., Energy East Corporation and EE Merger Corp. dated as of June 14, 1999

          99 Joint press release of the Company and Energy East issued June 15, 1999


Item 6 through Item 9.  Not applicable.


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         Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       CMP GROUP, INC.



                                       By /s/ David E. Marsh
                                          ------------------
                                          David E. Marsh
                                          Chief Financial Officer




                                       CENTRAL MAINE POWER COMPANY



                                       By /s/Curtis I. Call
                                          -----------------
                                          Curtis I. Call
                                          Treasurer


Dated:  June 16, 1999



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                                  EXHIBIT INDEX
                                  -------------

         Exhibit Description
         ------- -----------

          10 Agreement and Plan of Merger by and among CMP Group, Inc., Energy East Corporation and EE Merger Corp. dated as of June 14, 1999

          99 Joint press release of the Company and Energy East issued June 15, 1999